UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

National Commerce Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8627710
(State or incorporation or organization)	(IRS Employer Identification No.)

813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act: NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-198219

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock is set forth under the caption “DESCRIPTION OF NCC CAPITAL STOCK” in the Joint Proxy Statement-Prospectus constituting a part of the Registrant’s Registration Statement on Form S-4 (File No. 333-198219), as amended (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on August 18, 2014, including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act, which description is herein incorporated by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of National Commerce Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 18, 2014 (File No. 333-198219))

3.2	By-Laws of National Commerce Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 18, 2014 (Registration No. 333-198219))

4.1	Form of Common Stock Certificate of National Commerce Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 18, 2014 (Registration No. 333-198219))

4.2	Registration Rights Agreement, dated October 29, 2010, by and between Americus Financial Services, Inc. and Charles Investment Group, LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 30, 2014 (Registration No. 333-198219))

4.3	Registration Rights Agreement, dated August 15, 2008, by and between Americus Financial Services, Inc. and RMB Holdings, LLC (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 30, 2014 (Registration No. 333-198219))

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL COMMERCE CORPORATION

/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer

Dated: December 19, 2014